UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2009

EATON VANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Two International Place, Boston, Massachusetts		02110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 9.01.      Financial Statements and Exhibits

     Registrant has reported its results of operations for the three and nine months ended July 31, 2009, as described in Registrant’s news release dated August 19, 2009, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Exhibit No.	Document

99.1	Press release issued by the Registrant dated
August 19, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	August 19, 2009	/s/ Robert J. Whelan
Robert J. Whelan, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description
99.1	Copy of Registrant's news release dated August 19, 2009.

Exhibit 99.1

Contact: Robert Whelan - 617.482.8260 rwhelan@eatonvance.com

EATON VANCE CORP.

REPORT FOR THE THREE MONTHS AND NINE MONTHS ENDED JULY 31, 2009

Boston, MA, August 19, 2009 - Eaton Vance Corp. (NYSE: EV) reported earnings per diluted share of $0.26 for the third quarter of fiscal 2009 compared to earnings per diluted share of $0.22 in the second quarter of fiscal 2009 and $0.40 in the third quarter of fiscal 2008. Third quarter fiscal 2009 earnings were reduced $3.3 million, or $0.02 per diluted share, by expenses associated with the $275.0 million initial public offering of Eaton Vance National Municipal Opportunities Trust in May, the largest public offering of a listed closed-end fund in the U.S. since 2007.

Net inflows of $3.9 billion into long-term funds and separate accounts in the third quarter of fiscal 2009 compare to net inflows of $0.8 billion in the second quarter of fiscal 2009 and $5.8 billion in the third quarter of fiscal 2008. Net inflows reflect a $0.2 billion increase in fund leverage in the third quarter of fiscal 2009 and a $0.9 billion reduction in fund leverage in the second quarter of fiscal 2009. The Company’s annualized internal growth rate for the quarter was 12 percent. Assets under management on July 31, 2009 were $143.7 billion, an increase of $16.5 billion, or 13 percent, over the $127.2 billion of managed assets as of April 30, 2009.

“We are very pleased with the Company’s growth in managed assets for the quarter, which reflects both strong internal growth and the pronounced rally in securities prices we have seen with an improving economic outlook,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “While our earnings remain below prior year’s results, the sharp uptick in managed assets bodes well for future recovery.”

The Company earned $0.68 per diluted share in the first nine months of fiscal 2009 compared to $1.28 per diluted share in the first nine months of fiscal 2008.

Comparison to Second Quarter of Fiscal 2009

Long-term fund net inflows of $1.7 billion in the third quarter of fiscal 2009 compare to $0.7 billion of net inflows in the second quarter of fiscal 2009 and reflect $5.8 billion of fund sales and other inflows, $4.3 billion of fund redemptions and a $0.2 billion increase in fund leverage. Institutional and high-net-worth separate account net inflows in the third quarter of fiscal 2009 were $1.2 billion, consisting of gross inflows of $2.3 billion offset by $1.1 billion of outflows. The strong results in institutional and high-net-worth separate accounts in the quarter reflect the funding of new institutional mandates at Eaton Vance Management and net inflows into high-net-worth and institutional accounts at Parametric Portfolio Associates and Atlanta Capital Management. In the second quarter of fiscal 2009, inflows of $1.6 billion in institutional and high net worth separate accounts were offset by outflows of $1.6 billion. Retail managed account net inflows increased to $1.0 billion in the third quarter of fiscal 2009 from $0.1 billion in the second quarter of fiscal 2009, primarily reflecting strong net sales of Eaton Vance Management’s large cap value and tax-advantaged income products. Retail managed accounts gross inflows of $2.2 billion in the third quarter of fiscal 2009 were in line with the $2.2 billion of inflows in the second quarter of fiscal 2009, while outflows of $1.2 billion in the third quarter of fiscal 2009 were down significantly from outflows of $2.1 billion in the prior quarter. Tables 1-4 on page 7 summarize the Company’s assets under management and asset flows by investment category.

Revenue in the third quarter of fiscal 2009 increased $30.0 million, or 15 percent, to $228.4 million from revenue of $198.4 million in the second quarter of fiscal 2009. Investment advisory and administration fees increased 14 percent to $175.2 million, reflecting a 12 percent increase in average assets under management and a modest increase in the Company’s average effective investment advisory fee rate. Distribution and underwriter fees increased 16 percent due to an increase in average fund assets that pay these fees. Service fee revenue increased 16 percent due to an increase in average fund assets subject to service fees. Other revenue, which increased by $0.7 million over the prior quarter, included $0.4 million of net realized and unrealized gains on investments of consolidated funds recognized in the third quarter of fiscal 2009 compared to $0.3 million of net realized and unrealized losses on investments of consolidated funds in the second quarter of fiscal 2009.

Operating expenses increased $15.8 million, or 10 percent, to $169.1 million in the third quarter of fiscal 2009 from $153.3 million in the second quarter of fiscal 2009. Excluding the $3.3 million of expenses associated with the closed-end fund offering discussed above, operating expenses increased 8 percent. Compensation expense increased 15 percent, reflecting increases in bonus accruals, stock-based compensation and sales-based incentives, including $0.6 million of sales-based incentives in connection with the closed-end fund offering. Distribution expense increased 18 percent, reflecting $2.7 million in closed-end fund-related structuring fees paid to distribution partners and a 6 percent increase in other distribution expenses. Service fee expense increased 16 percent, in line with the increase in assets subject to service fees. Amortization of deferred sales commissions decreased 13 percent due to a decline in Class B and Class C fund share sales and assets. Fund expenses increased 19 percent sequentially, primarily reflecting an increase in subadvisory expenses. Other expenses decreased 4 percent due to decreases in facilities and depreciation, offset in part by increases in information technology and travel expense.

Operating income in the third quarter of fiscal 2009 was $59.2 million, up 31 percent from operating income of $45.1 million in the second quarter of fiscal 2009. The Company’s operating margin improved to 25.9 percent in the third quarter of fiscal 2009 from 22.7 percent in the second quarter of fiscal 2009.

In evaluating operating performance, the Company considers operating income and net income, which are calculated on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), as well as adjusted operating income, a non-GAAP performance measure. Adjusted operating income is defined as operating income excluding the results of consolidated funds and adding back closed-end structuring fees, stock-based compensation, write-offs of intangible assets and other items that we consider non-operating in nature. The Company believes that adjusted operating income is a key indicator of the Company’s ongoing profitability and therefore uses this measure as the basis for calculating performance-based management incentives. Adjusted operating income is not, and should not be construed to be, a substitute for operating income computed in accordance with GAAP. However, in assessing the performance of the business, management and the Board of Directors look at adjusted operating income as a measure of underlying performance, since operating results of consolidated funds and amounts resulting from one-time events do not necessarily represent normal results of operations. In addition, when assessing performance, management and the Board look at performance both with and without stock-based compensation, a non-cash operating expense.

Adjusted operating income of $72.1 million in the third quarter of fiscal 2009 was 31 percent higher than the $55.0 million of adjusted operating income in the second quarter of fiscal 2009 and 30 percent below the $103.0 million of adjusted operating income in the third quarter of fiscal 2008. The Company’s adjusted operating margin improved to 31.6 percent in the third quarter of fiscal 2009 from 27.7 percent in the second quarter of fiscal 2009.

The following table provides a reconciliation of operating income to adjusted operating income for the periods presented:

Reconciliation of Operating Income to Adjusted Operating Income

	For the Three Months Ended
	July	April	July	% Change
	31,	30,	31,	Q3 2009 to	Q3 2009 to
(in thousands)	2009	2009	2008	Q2 2009	Q3 2008

Operating income	$59,233	$45,123	$92,085	31%	(36%)
Closed-end fund
structuring fees	2,677	-	-	NM	NM
Operating
loss/(income)of	(620)	151	1,202	NM	NM
consolidated funds
Stock-based	10,796	9,682	9,707	12%	11%
compensation
Adjusted operating	$72,086	$54,956	$102,994	31%	(30%)
income

Interest income in the third quarter of fiscal 2009 increased 4 percent from the second quarter of fiscal 2009 due to higher effective interest rates earned on cash balances. In the third quarter of fiscal 2009, the Company recognized $3.1 million of net realized and unrealized gains on separate account investments and $0.4 million of impairment losses on investments in collateralized debt obligation entities. In the second quarter of fiscal 2009, the Company recognized $1.6 million of net realized and unrealized gains on separate account investments and $1.2 million of impairment losses on investments in collateralized debt obligation entities. The Company’s effective tax rate, calculated as a percentage of income before non-controlling interest and equity in net income (loss) of affiliates, was 39.5 percent and 28.6 percent in the third quarter of fiscal 2009 and the second quarter of fiscal 2009, respectively. The increase in the Company’s effective tax rate was due to the execution of a state tax voluntary disclosure agreement in the second quarter of fiscal 2009 that resulted in a $3.4 million net reduction in the Company’s income tax expense.

Net income in the third quarter of fiscal 2009 was $31.2 million compared to net income of $25.8 million in the second quarter of fiscal 2009.

Comparison to Third Quarter of Fiscal 2008

Revenue in the third quarter of fiscal 2009 decreased $54.4 million, or 19 percent, to $228.4 million from revenue of $282.8 million in the third quarter of fiscal 2008. Investment advisory and administration fees decreased 17 percent to $175.2 million, reflecting a 14 percent decrease in average assets under management and a modest decline in the Company’s average effective investment advisory fee rate. Distribution and underwriter fees decreased 31 percent due to a decrease in average fund assets that pay these fees. Service fee revenue decreased 26 percent due to a decrease in average fund assets subject to service fees. Other revenue, which increased by $1.8 million in the third quarter of fiscal 2009, included $0.4 million of net realized and unrealized gains on investments of consolidated funds in the third quarter of fiscal 2009 compared to $1.7 million of net realized and unrealized losses on investments in consolidated funds in the third quarter of fiscal 2008.

Operating expenses in the third quarter of fiscal 2009 decreased $21.6 million, or 11 percent, to $169.1 million compared to operating expenses of $190.7 million in the third quarter of fiscal 2008. Excluding the $3.3 million of expenses associated with the closed-end fund offering discussed above, operating expenses decreased 13 percent in the third quarter of fiscal 2009 from the prior-year quarter. Compensation expense decreased 3 percent, as increases in base salary and benefit costs were offset by reduced bonus accruals and lower sales-based incentives. Distribution expense decreased 20 percent due primarily to decreases in revenue sharing payments, Class C distribution fees, payments made under certain closed-end fund compensation agreements and commissions paid on certain sales of Class A shares, offset in part by the $2.7 million of structuring fees recognized in the third quarter of fiscal 2009 in conjunction with the closed-end fund offering. Excluding the costs associated with the closed-end fund offering, distribution expense decreased 28 percent from the third quarter of fiscal 2008. Service fee expense decreased 29 percent, in line with the decrease in assets subject to service fees. Amortization of deferred sales commissions decreased 27 percent due to a decline in Class B and Class C fund share sales and assets. Fund expenses decreased 20 percent in the third quarter of fiscal 2009 compared to the third quarter of fiscal 2008 due largely to a decrease in subadvisory expenses. Other expenses increased 3 percent, primarily due to an increase in facilities expense related to the Company’s move to new headquarters in downtown Boston, an increase in information technology expense and an increase in the amortization of intangible assets associated with the December 2008 acquisition of the Tax Advantaged Bond Strategies (“TABS”) business of M.D. Sass, partially offset by a decrease in consulting expenses.

Operating income in the third quarter of fiscal 2009 was $59.2 million, down 36 percent from operating income of $92.1 million in the third quarter of fiscal 2008.

Interest income in the third quarter of fiscal 2009 decreased 64 percent from the third quarter of fiscal 2008 due to lower average cash and short-term investment balances coupled with a lower effective interest rate earned on those balances. In the third quarter of fiscal 2009, the Company recognized $3.1 million of net realized and unrealized gains on separate account investments and $0.4 million of impairment losses on investments in collateralized debt obligation entities compared to $0.6 million of net realized and unrealized losses on investments in the third quarter of fiscal 2008. The Company’s effective tax rate, calculated as a percentage of income before non-controlling interest and equity in net income (loss) of affiliates, was 39.5 percent and 40.5 percent in the third quarter of fiscal 2009 and fiscal 2008, respectively.

Net income in the third quarter of fiscal 2009 was $31.2 million compared to net income of $49.6 million in the third quarter of fiscal 2008.

Cash and cash equivalents and short-term investments totaled $333.2 million as of July 31, 2009 compared to $366.9 million on October 31, 2008 and $380.5 million on July 31, 2008. The Company used $24.7 million to fund share repurchases and paid $71.6 million of common share dividends over the past twelve months. There were no outstanding borrowings against the Company’s $200.0 million credit facility on July 31, 2009. In conjunction with the TABS acquisition in the first quarter of fiscal 2009, the Company recorded $44.8 million of amortizable intangible assets representing client relationships acquired, which is being amortized over a ten year period. The Company also recorded a short-term liability of $14.0 million representing a contingent purchase price liability associated with the TABS acquisition.

During the first nine months of fiscal 2009, the Company repurchased and retired approximately 0.5 million shares of its Non-Voting Common Stock. Approximately 2.2 million shares remain of the current 8.0 million share repurchase authorization.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment products and wealth management solutions. The Company’s long record of providing exemplary service and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit www.eatonvance.com.

This news release contains statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

		Three Months Ended					Nine Months Ended
				% Change	% Change			% Change
	July 31,	April 30,	July 31,	Q3 2009 to	Q3 2009 to	July 31,	July 31,	Q3 2009 to
	2009	2009	2008	Q2 2009	Q3 2008	2009	2008	Q3 2008

Revenue:
Investment advisory and administration fees	$ 175,167	$ 153,158	$ 211,311	14%	(17) %	$ 488,837	$ 623,735	(22) %
Distribution and underwriter fees	21,719	18,719	31,305	16	(31)	61,521	100,841	(39)
Service fees	29,862	25,641	40,348	16	(26)	83,103	119,208	(30)
Other revenue	1,625	871	(152)	87	NM	2,772	2,250	23

Total revenue	228,373	198,389	282,812	15	(19)	636,233	846,034	(25)

Expenses:
Compensation of officers and employees	77,316	67,237	79,495	15	(3)	214,179	236,666	(10)
Distribution expense	25,386	21,451	31,591	18	(20)	68,893	93,929	(27)
Service fee expense	24,151	20,827	33,923	16	(29)	68,027	98,821	(31)
Amortization of deferred sales commissions	8,319	9,523	11,391	(13)	(27)	27,399	37,009	(26)
Fund expenses	5,230	4,384	6,521	19	(20)	14,646	18,947	(23)
Other expenses	28,738	29,844	27,806	(4)	3	86,734	73,265	18

Total expenses	169,140	153,266	190,727	10	(11)	479,878	558,637	(14)

Operating Income	59,233	45,123	92,085	31	(36)	156,355	287,397	(46)

Other Income/(Expense):
Interest income	857	828	2,376	4	(64)	2,956	9,501	(69)
Interest expense	(8,446)	(8,407)	(8,411)	0	0	(25,269)	(25,230)	0
Realized losses on investments	(375)	(1,256)	(332)	(70)	13	(2,761)	(97)	NM
Unrealized gains (losses) on investments	3,499	2,839	(259)	23	NM	6,652	(696)	NM
Foreign currency gains (losses)	93	(25)	(58)	NM	NM	129	(90)	NM
Impairment losses on investments	(369)	(1,162)	-	(68)	NM	(1,637)	-	NM

Income Before Income Taxes, Non-controlling Interest and
Equity in Net Income (Loss) of Affiliates	54,492	37,940	85,401	44	(36)	136,425	270,785	(50)

Income Taxes	(21,507)	(10,866)	(34,620)	98	(38)	(49,833)	(105,552)	(53)

Non-controlling Interest	(1,599)	(1,213)	(1,445)	32	11	(3,415)	(6,849)	(50)

Equity in Net Income (Loss) of Affiliates, Net of Tax	(163)	(108)	285	51	NM	(1,504)	2,327	NM

Net Income	$ 31,223	$ 25,753	$ 49,621	21	(37)	$ 81,673	$ 160,711	(49)

Earnings Per Share:
Basic	$ 0.27	$ 0.22	$ 0.43	23	(37)	$ 0.70	$ 1.39	(50)
Diluted	$ 0.26	$ 0.22	$ 0.40	18	(35)	$ 0.68	$ 1.28	(47)

Dividends Declared, Per Share	$ 0.155	$ 0.155	$ 0.150	-	3	$ 0.465	$ 0.450	3

Weighted Average Shares Outstanding:
Basic	116,410	115,965	115,926	0	0	116,092	115,848	0
Diluted	122,016	119,468	125,325	2	(3)	120,020	125,088	(4)

Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	July 31,	October 31,	July 31,
	2009	2008	2008

ASSETS
Current Assets:
Cash and cash equivalents	$ 283,796	$ 196,923	$ 329,881
Short-term investments	49,440	169,943	50,627
Investment advisory fees and other receivables	95,140	108,644	107,771
Note receivable from affiliate	15,000	-	-
Other current assets	10,631	9,291	8,633
Total current assets	454,007	484,801	496,912

Other Assets:
Deferred sales commissions	54,578	73,116	80,264
Goodwill	135,788	122,234	122,229
Other intangible assets, net	82,788	39,810	40,591
Long-term investments	122,251	116,191	106,161
Deferred income taxes	93,926	66,357	40,369
Equipment and leasehold improvements, net	77,414	51,115	30,524
Note receivable from affiliate	-	10,000	-
Other assets	4,630	4,731	5,045
Total other assets	571,375	483,554	425,183

Total assets	$ 1,025,382	$ 968,355	$ 922,095

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accrued compensation	$ 61,594	$ 93,134	$ 83,879
Accounts payable and accrued expenses	55,283	55,322	54,476
Dividend payable	18,208	17,948	17,405
Taxes payable	-	848	-
Deferred income taxes	16,866	20,862	17,492
Contingent purchase price liability	14,046	-	-
Other current liabilities	2,714	3,317	11,592
Total current liabilities	168,711	191,431	184,844
Long-Term Liabilities:
Long-term debt	500,000	500,000	500,000
Taxes payable	-	-	1,039
Other long-term liabilities	34,296	26,269	-
Total long-term liabilities	534,296	526,269	501,039
Total liabilities	703,007	717,700	685,883
Non-controlling interests	3,260	10,528	8,779
Commitments and contingencies	-	-	-

Shareholders' Equity:
Voting common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 431,790, 390,009 and 390,009 shares, respectively	2	2	2
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 117,029,169, 115,421,762 and 115,646,439, shares, respectively	457	451	452
Notes receivable from stock option exercises	(3,172)	(4,704)	(4,509)
Accumulated other comprehensive loss	(1,935)	(5,135)	(283)
Retained earnings	323,763	249,513	231,771

Total shareholders' equity	319,115	240,127	227,433

Total liabilities and shareholders' equity	$ 1,025,382	$ 968,355	$ 922,095

Table 1
Asset Flows (in millions)
Twelve Months Ended July 31, 2009

Assets 7/31/2008 - beginning of period	$ 155,798
Long-term fund sales and inflows	25,551
Long-term fund redemptions and outflows	(22,995)
Long-term fund net exchanges	(96)
Institutional/HNW account inflows	8,854
Institutional/HNW account outflows	(5,694)
Institutional/HNW assets acquired [1]	4,818
Retail managed account inflows	8,699
Retail managed account outflows	(6,149)
Retail managed account assets acquired [1]	2,035
Market value change	(26,854)
Change in cash management funds	(255)
Net change	(12,086)
Assets 7/31/2009 - end of period	$ 143,712

Table 2
Assets Under Management
By Investment Category (in millions)

	July 31,	October 31,	%	July 31,	%
	2009	2008	Change	2008	Change
Equity Funds	$ 52,873	$ 51,956	2%	$ 67,164	-21%
Fixed Income Funds	23,078	20,382	13%	23,855	-3%
Bank Loan Funds	15,847	13,806	15%	18,021	-12%
Cash Management Funds	1,462	1,111	32%	1,717	-15%
Separate Accounts	50,452	35,831	41%	45,041	12%
Total	$ 143,712	$ 123,086	17%	$ 155,798	-8%

Table 3
Asset Flows by Investment Category (in millions)
	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2009	2009	2008	2009	2008
Equity fund assets - beginning of period	$ 47,137	$ 46,591	$ 70,547	$ 51,956	$ 72,928
Sales/inflows	2,887	3,513	4,692	11,189	13,753
Redemptions/outflows	(2,587)	(3,497)	(2,285)	(9,614)	(6,691)
Exchanges	27	(53)	(16)	(60)	(84)
Market value change	5,409	583	(5,774)	(598)	(12,742)
Net change	5,736	546	(3,383)	917	(5,764)
Equity assets - end of period	$ 52,873	$ 47,137	$ 67,164	$ 52,873	$ 67,164

Fixed income fund assets - beginning of period	21,251	19,851	24,187	20,382	24,617
Sales/inflows	1,903	1,388	1,441	4,689	4,598
Redemptions/outflows	(893)	(1,051)	(1,105)	(3,335)	(3,787)
Exchanges	14	57	2	100	160
Market value change	803	1,006	(670)	1,242	(1,733)
Net change	1,827	1,400	(332)	2,696	(762)
Fixed income assets - end of period	$ 23,078	$ 21,251	$ 23,855	$ 23,078	$ 23,855

Bank loan fund assets - beginning of period	13,786	12,466	17,977	13,806	20,381
Sales/inflows	1,267	948	951	3,012	3,095
Redemptions/outflows	(844)	(566)	(730)	(2,967)	(3,878)
Exchanges	14	16	(9)	6	(293)
Market value change	1,624	922	(168)	1,990	(1,284)
Net change	2,061	1,320	44	2,041	(2,360)
Bank loan assets - end of period	$ 15,847	$ 13,786	$ 18,021	$ 15,847	$ 18,021

Long-term fund assets - beginning of period	82,174	78,908	112,711	86,144	117,926
Sales/inflows	6,057	5,849	7,084	18,890	21,446
Redemptions/outflows	(4,324)	(5,114)	(4,120)	(15,916)	(14,356)
Exchanges	55	20	(23)	46	(217)
Market value change	7,836	2,511	(6,612)	2,634	(15,759)
Net change	9,624	3,266	(3,671)	5,654	(8,886)
Total long-term fund assets - end of period	$ 91,798	$ 82,174	$ 109,040	$ 91,798	$ 109,040

Separate accounts - beginning of period	44,282	42,236	44,390	35,831	42,159
Institutional/HNW account inflows	2,331	1,580	1,983	7,342	6,300
Institutional/HNW account outflows	(1,167)	(1,596)	(755)	(3,842)	(3,511)
Institutional/HNW assets acquired [1]	-	-	-	4,818	-
Retail managed account inflows	2,167	2,179	2,718	6,225	7,280
Retail managed account outflows	(1,201)	(2,110)	(1,072)	(4,778)	(2,801)
Retail managed accounts acquired [1]	-	-	-	2,035	-
Separate accounts market value change	4,040	1,993	(2,223)	2,821	(4,386)
Net change	6,170	2,046	651	14,621	2,882
Separate accounts - end of period	$ 50,452	$ 44,282	$ 45,041	$ 50,452	$ 45,041
Cash management fund assets - end of period	1,462	781	1,717	1,462	1,717
Total assets under management - end of period	$ 143,712	$ 127,237	$ 155,798	$ 143,712	$ 155,798

Table 4
Long-Term Fund and Separate Account Net Flows (in millions)
	Three Months Ended		Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2009	2009	2008	2009	2008
Long-term funds:
Open-end and other funds	$ 1,825	$ 1,932	$ 3,104	$ 6,303	$ 7,261
Closed-end funds	458	(124)	28	(116)	122
Private funds	(550)	(1,073)	(168)	(3,213)	(293)
Institutional/HNW accounts	1,164	(16)	1,228	3,500	2,789
Retail managed accounts	966	69	1,646	1,447	4,479
Total net flows	$ 3,863	$ 788	$ 5,838	$ 7,921	$ 14,358

1 Tax Advantaged Bond Strategies acquired by Eaton Vance subsidiary, Eaton Vance Management, in December 2008.